BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske	20180211877-57
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/08/2018 10:51 AM
	Entity Number E0224812018-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: JS BEAUTY LAND NETWORK TECHNOLOGY INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 110000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) FAXIAN QIAN-SEE ATTACHED
Name

10F, LIANTONG BUILDING, 32 CENTER ROA — XUANWU NANJING, CHN — CH — 210000
Street Address — City — State — Zip Code

2)
Name

Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ROBERT DIENER — X ROBERT DIENER
Name — **Incorporator Signature**

41 ULUA PLACE — HAIKU — HI — 96708
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. — 5/8/2018
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ATTACHMENT TO ARTICLES OF INCORPORATION

JS BEAUTY LAND NETWORK TECHNOLOGY INC

Section 3. Authorized Stock. The Authorized stock of the corporation shall be 100,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.